UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2013

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry Into A Material Definitive Agreement.

On September 16, 2013, POZEN Inc., a Delaware corporation (“POZEN”), and AstraZeneca AB, a Swedish corporation (“AstraZeneca”), entered into Amendment No. 3 (the “Amendment”) to that certain Collaboration and License Agreement, dated as of August 1, 2006, as amended, (the “Agreement”), regarding the development and commercialization of proprietary fixed dose combinations of the proton pump inhibitor (“PPI”) esomeprazole magnesium with the non-steroidal anti-inflammatory drug (“NSAID”) naproxen, in a single tablet for the management of pain and inflammation associated with conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID associated gastric ulcers. VIMOVO® (naproxen/esomeprazole magnesium) delayed-release tablets were co-developed by POZEN and AstraZeneca pursuant to the Agreement and are marketed by AstraZeneca in the United States and numerous other countries.

The Amendment makes clarifications to certain intellectual property provisions of the Agreement to clarify that AstraZeneca’s rights under those provisions do not extend to products which contain acetyl salicylic acid.  The foregoing is a summary of the material terms of the Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 8.01. Other Events.

On September 16, 2013, POZEN and AstraZeneca also executed a letter agreement whereby POZEN has agreed that in the event that AstraZeneca divests its rights and obligations to market VIMOVO in the United States (the “Rights and Obligations”) to a third party, AstraZeneca will be relieved of its obligations under the Agreement with respect to the Rights and Obligations as of the effective date of such divestiture, including its obligation under the Agreement to guarantee the performance of the assignee and/or sublicensee of such Rights and Obligations. The parties have also agreed to release each other and their respective successors and assigns, officers, employees and directors and third parties claiming through them from any and all claims, suits, acts, damages, demands, liabilities, rights of action and causes of action they had, now have, or may have in the future against each other relating to Rights and Obligations, effective as of the date of such divestiture.  There can be no assurances that the Rights and Obligations will be divested pursuant to terms and conditions to a third party, reasonably acceptable to POZEN, if at all.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  September 18, 2013

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